UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________________________________
FORM 8-K
 ________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2023
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FLEETCOR Technologies, Inc.
________________________________________________________
(Exact name of registrant as specified in its charter)
  _______________________________________________________

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2023, FLEETCOR Technologies, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with D.E. Shaw Oculus Portfolios, L.L.C. and D.E. Shaw Valence Portfolios, L.L.C. (collectively, “D.E. Shaw”) regarding the election of members to the Company’s Board of Directors (the “Board”) and certain other matters. The following description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to (1) appoint Rahul Gupta to the Board as an independent director with a term expiring at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), (2) nominate for election, and recommend that shareholders vote to elect Mr. Gupta, as director at the 2023 Annual Meeting for a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), (3) use reasonable best efforts to promptly identify and mutually agree with D.E. Shaw on an additional director to be appointed as a member of the Board and (4) form an ad hoc strategic review committee (the “Strategic Review Committee”) to assist the Board in connection with its consideration of the possible separation or disposition of one or more businesses of the Company.

Under the terms of the Cooperation Agreement and subject to certain exceptions, D. E. Shaw has agreed to abide by customary standstill restrictions, including, among other things, agreeing not to acquire beneficial ownership in excess of, or an aggregate economic or voting exposure to, more than 7.5% of the Company’s common stock, from the date of the Cooperation Agreement until (i) the date that is one day after the notice deadline under the Company’s Amended and Restated Bylaws for the nomination by shareholders of non-proxy access director candidates for election to the Board at the 2024 Annual Meeting or (ii) if the Company has not informed D.E. Shaw and Mr. Gupta at least 45 days prior to the notice deadline that it will re-nominate and support Mr. Gupta for re-election at the 2024 Annual Meeting, the date that is 30 days prior to the notice deadline.

Under the Cooperation Agreement, D. E. Shaw has also agreed to the voting commitments set forth in the Agreement, with D. E. Shaw able to vote in its sole discretion on any proposal with respect to an extraordinary transaction (as defined in the Cooperation Agreement).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated into this Item 5.02 by reference.

On March 15, 2023, pursuant to the Cooperation Agreement, the Board appointed Mr. Gupta to serve as an independent director until the 2023 Annual Meeting. The Board has also appointed him to serve on the Strategic Review Committee established by the Board under the terms of the Cooperation Agreement.

In connection with his service on the Board, Mr. Gupta will be entitled to the Company’s customary non-employee director compensation package, commencing in April 2023. The Company has also entered into an indemnification agreement on the Company’s standard form with Mr. Gupta.

Except as disclosed above under Item 1.01, there are no arrangements or understandings between Mr. Gupta and any other person pursuant to which he was appointed as a director. As of the date hereof, there are no transactions between Mr. Gupta and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On March 20, 2023, the Company issued a press release announcing the Cooperation Agreement and appointment of Mr. Gupta to serve as a director, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cooperation Agreement, dated as of March 15, 2023, by and among FLEETCOR Technologies, Inc., D.E. Shaw Oculus Portfolios, L.L.C. and D.E. Shaw Valence Portfolios, L.L.C.

99.1	Press Release dated March 20, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETCOR Technologies, Inc.

March 20, 2023	By: /s/ Alissa B. Vickery
Alissa B. Vickery
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of March 15, 2023, by and among FLEETCOR Technologies, Inc., D.E. Shaw Oculus Portfolios, L.L.C. and D.E. Shaw Valence Portfolios, L.L.C.

99.1	Press Release dated March 20, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)